SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  ___   )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.

iSUN, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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THIS FILING CONSISTS OF AN ADJOURNMENT LETTER MAILED TO CERTAIN SHAREHOLDERS OF iSUN, INC. RELATED TO THE 2020 ANNUAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON MAY 25, 2021 AND ADJOURNED UNTIL JUNE 8, 2021, AND THE RELATED PROXY STATEMENT.

June 1, 2021

Dear Stockholder,

You recently received proxy materials in connection with the 2020 Annual Meeting of Stockholders of iSun, Inc. (the “Company”) that was previously scheduled to be held May 25, 2021. Unfortunately not enough shares voted to approve two proposed amendments to the Company’s Second Amended and Restated Certificate of Incorporation and we had to adjourn the meeting to reconvene on June 8th, 2021. According to our latest records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

PLEASE VOTE TODAY!

You should refer to the proxy materials previously mailed to you for additional information. If you have not received these materials, please call us immediately so that we can provide you with the materials.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSALS

Please vote your shares today so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the adjourned Annual Meeting:

☐ VOTE BY PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

☐ VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com with the control number identified on the enclosed proxy voting form and following the instructions on the screen.

If you have any questions or require further assistance in voting your shares, please contact Broadridge Financial Solutions, Inc., 800-353-0103.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

Thank you very much.
We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

400 Avenue D, Suite 10	Williston, VT 05495	802-658-3378
www.isunenergy.com